EXHIBIT 99.1
Complete Production Services Reports First-Quarter
Earnings Up 139%
HOUSTON, May 2, 2006 (BUSINESS WIRE) – Complete Production Services, Inc. (NYSE:CPX) today reported first-quarter 2006 net income of $28.1 million, or $0.48 per diluted share on revenue of $275.7 million compared to net income of $11.8 million or $0.26 per diluted share on revenue of $161.3 million for the first quarter of 2005. This represents a 139% increase in net income and a 71% increase in revenue over the same period in the prior year.
First quarter 2006 revenues and operating margins increased year-over-year as a result of significant investment in growth capital during the last twelve months, higher market activity and an improved pricing environment, along with an active acquisition program. Operating profit of $56.5 million increased 107% from the previous year, resulting in an operating profit margin as a percent of revenue of 20.5%. All three operating segments’ revenue increased on a year-over-year basis, with the Completion & Production Services segment up 82%, the Drilling Services segment up 66% and the Product Sales segment up 36%. Revenues compared to the fourth quarter of 2005 were up 19% overall, with Completion & Production Services revenue up 21%, Drilling Services revenue up 10% and Product Sales up 19%.
“I am pleased to report excellent results in our first earnings report as a public company,” commented Joe Winkler, President and Chief Executive Officer. “Quarter one results are reflective of our growth strategy of investment in capital equipment and selective acquisitions within the resource plays of North America,” noted Winkler.
During the first quarter of 2006, we completed two acquisitions for total consideration of approximately $18 million (net of cash acquired) and invested approximately $59 million in capital equipment. As previously disclosed, we sold 13 million shares of common stock on April 20, 2006 in our Initial Public Offering and our stock began trading on the New York Stock Exchange on April 21 under the ticker symbol “CPX”.
Complete Production Services, Inc. provides completion, production and drilling services and products to the oil and gas industry in many of the most active basins throughout North America. We will hold our quarterly conference call to discuss first quarter 2006 results on Wednesday, May 3, 2006, at 10:00 a.m. Central Time. To participate in the live conference call, dial 866-761-0748 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 60280152. The conference call will be available for replay beginning at 1:00 p.m., May 3, 2006, and will be available until May 10, 2006. To access the conference call replay, please call 888-286-8010 and use the passcode: 78473959. The call is also being webcast and can be accessed at our website at www.completeproduction.com.

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of our operating segments using a non-GAAP financial measure, EBITDA. EBITDA is calculated as net income before interest expense, taxes, depreciation and amortization and minority interest. EBITDA is not a substitute for GAAP measures of earnings and cash flow. EBITDA is used in this press release because our management considers it an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Mike Mayer
Senior Vice President and Chief Financial Officer
281-372-2311
mmayer@completeproduction.com

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters Ended March 31, 2006 and 2005
(in thousands)

	Quarter Ended	Quarter Ended
	March 31,	March 31,
	2006	2005
	(unaudited)	(unaudited)
Revenue:
Services	$235,119	$131,987
Products	40,617	29,264

	275,736	161,251

Cost of services	135,511	79,670
Cost of products	30,373	22,583
Selling, general and administrative expense	37,608	21,886
Depreciation and amortization	15,727	9,774

	219,219	133,913

Operating income	56,517	27,338

Interest expense	10,682	4,015

Income from operations before taxes and minority interest	45,835	23,323

Tax provision	17,417	8,356

Income before minority interest	28,418	14,967

Minority interest	305	3,212

Net income	$28,113	$11,755

Earnings per share:
Basic earnings per share	$0.51	$0.28

Diluted earnings per share	$0.48	$0.26

Weighted average shares outstanding:
Basic	55,601	41,471
Diluted	58,783	45,860

Complete Production Services, Inc.
Condensed Consolidated Balance Sheet
As of March 31, 2006 and December 31, 2005
(in thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)	(unaudited)
Assets:
Current assets	$279,760	$247,486
Property, plant and equipment, net	436,596	384,580
Goodwill	336,378	298,297
Other long-term assets	6,939	7,290

Total assets	1,059,673	937,653

Liabilities and Stockholder’s Equity:
Current liabilities	133,300	120,203
Long-term debt	562,965	509,990
Long-term deferred tax liabilities	53,752	54,334
Minority interest	2,664	2,365

Total liabilities and minority interest	752,681	686,892

Common stock	568	555
Treasury stock	(202)	(202)
Additional paid-in capital	248,996	220,786
Deferred compensation	(3,790)	(3,803)
Retained earnings	44,998	16,885
Cumulative translation adjustment	16,422	16,540

Total stockholder’s equity	306,992	250,761

Total liabilities and stockholder’s equity	$1,059,673	$937,653

Cash Flow Data
For the Quarter Ended March 31, 2006
(in thousands)

March 31,
2006
(unaudited)
Cash flows provide by/(used for):
Operating activities	$31,307
Investing activities:
Capital expenditures	$(58,882)
Other investing activities	$(16,466)
Financing activities	$44,805

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended March 31, 2006 and 2005, and December 31, 2005
(in thousands)

	March 31,	March 31,	December 31,
	2006	2005	2005
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$192,021	$105,393	$159,150
Drilling services	44,030	26,594	40,101
Products	39,685	29,264	33,239

Total revenues	$275,736	$161,251	$232,490

EBITDA: (1) Completion and production services	$54,609	$26,109	$35,188
Drilling services	16,020	7,872	14,839
Products	5,547	3,937	4,902
Corporate and other	(3,932)	(806)	(4,211)

Total EBITDA	$72,244	$37,112	$50,718

EBITDA as a % of Revenue:
Completion and production services	28.4%	24.8%	22.1%
Drilling services	36.4%	29.6%	37.0%
Products	14.0%	13.5%	14.7%
Total	26.2%	23.0%	21.8%

(1)	EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.

Complete Production Services, Inc.
Reconciliation of EBITDA to the most Comparable GAAP Measure
For the Quarters Ended March 31, 2006 and 2005 and December 31, 2005
(unaudited, in thousands)

	Quarter Ended March 31, 2006
		(unaudited)
		Depreciation	Operating
Segment:	EBITDA	& Amortization	Income
Completion and production services	$54,609	$12,932	$41,677
Drilling services	16,020	2,018	14,002
Products	5,547	503	5,044
Corporate and other	(3,932)	274	(4,206)

Totals	$72,244	$15,727	$56,517

	Quarter Ended March 31, 2005
		(unaudited)
		Depreciation	Operating
Segment:	EBITDA	& Amortization	Income
Completion and production services	$26,109	$8,116	$17,993
Drilling services	7,872	1,215	6,657
Products	3,937	376	3,561
Corporate and other	(806)	67	(873)

Totals	$37,112	$9,774	$27,338

	Quarter Ended December 31, 2005
		(unaudited)
		Depreciation	Operating
Segment:	EBITDA	& Amortization	Income
Completion and production services	$35,188	$13,506	$21,682
Drilling services	14,839	1,698	13,141
Products	4,902	376	4,526
Corporate and other	(4,211)	358	(4,569)

Totals	$50,718	$15,938	$34,780